                                                                      EXHIBIT 99

NEWS RELEASE
--------------------------------------------------------------------------------

                                                           For Immediate Release
                                                                  April 15, 2003

For Further Information Contact:
Jerry Francis, Chairman, President & CEO
(304) 769-1101

                   City Holding Company Announces 45% increase
                                  in Net Income

Charleston, West Virginia - City Holding Company, "the Company" (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced net income for the first quarter of $9.4 million, or diluted earnings per share of $0.55, compared to $6.4 million, or $0.38 per diluted share, in the first quarter of 2002, representing a 45% increase. For the first quarter of 2003, the Company achieved a return on assets of 1.89%, a return on equity of 22.1%, a net interest margin of 4.71%, and an efficiency ratio of 53.4%, placing the Company among the most profitable banks for the quarter. These results compare quite favorably to the first quarter of 2002, when the return on assets was 1.22%, the return on equity was 17.05%, the net interest margin was 4.52%, and the efficiency ratio was 63.9%. The first quarter of 2003 was characterized by solid loan growth in strategically targeted lines of business, increases in deposit balances, strength in the net interest margin, no required provision for loan losses, strong increases in non-interest income, and lower operating expenses.

Balance Sheet Trends

Total loans at March 31, 2003 were $1.187 billion, down from $1.204 billion at December 31, 2002. The decrease reflects the maturity of a $20 million short-term loan to another banking institution during the first quarter of 2003 and declines in installment and indirect loans of $17.9 million following the Company's previously announced exit from the indirect auto lending business and its intention to significantly reduce extensions of installment credit not secured by real estate.

The Company continued to have strong loan growth in real estate secured lending during the first quarter of 2003. Consumer loan balances on first and second mortgages grew by $13.3 million representing 8% compound annualized growth. Commercial real estate and other commercial loans grew by $8.3 million representing 9.3% compound annualized growth. As a result, the Company's loan mix continued to shift toward real estate secured lending as strategically planned. At March 31, 2003, 82.9% of the loan portfolio was secured by real estate, reflecting the Company's conservative philosophy with respect to lending.

Total deposits increased from $1.565 billion at December 31, 2002 to $1.589 billion at March 31, 2003, reflecting an increase of $24.8 million or 6.2% compound annualized growth. Excluding time deposits, which were flat during the quarter, checkable deposits and saving deposits increased by $24.4 million, reflecting 10.7% compound annualized growth.

Net Interest Income

During the first quarter of 2003, the Company recorded net interest income of $21.2 million as compared to $21.6 million during the first quarter of 2002. The net interest margin for the first quarter of 2003 increased to 4.71% from 4.52% in the first quarter of 2002. The decrease in net interest income can be attributed to a decrease in average earning assets, which fell by $120 million, or 6.2%, from $1.948 billion in the first quarter of 2002 to $1.828 billion in the first quarter of 2003. The decrease in earning assets was driven by an $87.5 million reduction in installment and indirect auto loan balances which business the Company exited in 2001. During this period, decreases in residential mortgage loans of $109.9 million were mostly offset by increases of $106.3 million in home equity loan balances, and decreases in commercial and industrial loans of $38.7 million were partly offset by increases in commercial real estate mortgage loans of $28.9 million. Declining balances associated with the strategic restructuring of lending at the Company were nearly complete by September 30, 2002. Since that time, loan balances (net of short-term loans to depository financial institutions used for managing liquidity) have been relatively stable as growth in core lending areas has offset declines in non-core lending areas.

It is noteworthy that the Company experienced an increase in its net interest margin during the first quarter of 2003 to 4.71% from 4.68% in the fourth quarter of 2002. The increase is attributable to the Company's investment in retained interests. The net interest margin would have otherwise been stable. Given the current level of interest rates, the industry is generally experiencing compression in net interest margins. If rates continue to remain at historically low levels, it is likely that the Company will also experience some contraction of its net interest margin over forthcoming quarters.

Credit Quality

The Company continues to achieve its credit quality goals. During the first quarter of 2003, the Company had gross charge-offs of $2.1 million which were more than offset by $2.5 million in recoveries, resulting in net recoveries of $0.4 million. The Company's recoveries reflect the high level of net charge-offs experienced by the Company in prior periods and vigorous collection and recovery efforts. In 2002, the Company had net charge-offs of $21.9 million following net charge-offs of $22.1 million in 2001. Non-performing assets fell slightly from $3.4 million at December 31, 2002 to $3.1 million at March 31, 2003 representing just 0.26% of total loans and other real estate owned. Non-performing loans fell slightly from $3.0 million at December 31, 2002 to $2.7 million at March 31, 2003.

The Company recorded no provision for loan losses in the first quarter of 2003. At March 31, 2003, the ALLL was $28.9 million or 2.44% of total loans outstanding and 1057% of non-performing loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at March 31. If the Company's loan loss experience remains good in the future, the methodology used to establish the ALLL could lead to low, zero, or negative provision expense in future periods.

Non-Interest Income

Non-interest income represented 29.8% of total revenues (net interest income plus non-interest income) for the Company in the first quarter of 2003 - which compares very favorably to other similarly sized banking companies which average approximately 22% of total revenues derived from non-interest income. Non-Interest Income in the first quarter of 2003 was $9.0 million compared to $7.0 million in the first quarter of 2002. Significant sources of strength were service charges, insurance commissions, and trust revenues. Service charges increased from $4.629 million during the first quarter of 2002 to $6.081 million during the first quarter of 2003, reflecting growth in new customers and services provided to the Company's depository customers. Nevertheless, service charges were down $0.7 million from the fourth quarter of 2002 (or $0.2 cents per diluted share) reflecting the typical seasonal pattern for retail-focused banks. Revenues from insurance commissions increased 50.9% from $0.505 million in the first quarter of 2002 to $0.762 million in the first quarter of 2003. Trust revenues are up 10.1% from $0.316 million in the first quarter of 2002 to $0.348 million in the first quarter of 2003.

Non-Interest Expenses

Coupled with its success in enhancing non-interest income, the Company has also demonstrated considerable success in managing expenses. This is evidenced by the efficiency ratio (defined as non-interest expense as a percent of total revenues), which fell from 63.9% in the first quarter of 2002 to 53.4% in the first quarter of 2002. The Efficiency Ratio has continued to drop steadily from 87% in 2001 as the Company has restructured itself. Non-interest expenses fell to $16.0 million in the first quarter of 2003 as compared to $18.2 million in the first quarter of 2002, a reduction of 11.9%. Sustainable reductions have been achieved in virtually all expense categories.

The largest expense category, compensation expenses, declined from $8.638 million in the first quarter of 2002 to $7.738 million in the first quarter of 2003, representing a reduction of 10.4%. This accompanied a 4.9% reduction in full-time equivalent employees from 759 in the first quarter of 2002 to 722 in the first quarter of 2003. Depreciation expense was 25.7% lower in the first quarter of 2003 as compared to the first quarter of 2002, reflecting the Company's focus on limiting capital expenditures to those that have proven ability to improve customer service, lower expenses, or grow revenues. Telecommunication expenses were down 41.2% reflecting renegotiated contracts with the Company's primary telecommunication vendors and elimination of costs associated with discontinued operations. Insurance and regulatory expenses declined 38.3% as lower regulatory expenses and lower FDIC insurance expense accompanied the Company's improved financial condition. Repossessed asset losses and expenses were greatly improved as the Company recognized nonrecurring income of $0.191 million on recoveries of properties held in OREO as compared to losses of $0.347 in the first quarter of 2002.

Retained Interests in Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien mortgages. The Company has a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. At February 28, 2003 (the most current date that information is available), the outstanding principal balances of the mortgages securitized were $209.6 million. The outstanding obligation to the purchasers of the priority claims was $97.2 million with the Company having an interest in the remaining $112.4 million in balances. The Company determines the value of the retained interests using assumptions regarding default rates, prepayment rates, and an appropriate discount rate for assets of similar characteristics. At March 31, 2003 the Company estimates the fair value of these assets to be $94.7 million, compared to the book value of $82.3 million. The Company's assumption regarding prepayments for these assets was changed on March 1, 2003 to reflect higher levels of prepayment for these assets over their remaining lives as compared to the assumptions previously used. The change in assumption added less than $0.1 million to net income for the quarter. The Bank is required to accrete the difference between the fair value and the book value over the life of the investment. Therefore, the retained interests accrued at the rate of 17.33% during the first quarter of 2003. During the first quarter of 2003, the Company accrued income of $3.5 million and received cash of $2.1 million.

Capitalization and Liquidity

One of the Company's strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company's loan to deposit ratio was 74.7% and the loan to asset ratio was 59.8% at March 31, 2003. The Company maintained investment securities totaling 28.1% of assets at March 31, 2003 including $55 million invested in money market mutual funds. Further, The Company's deposit mix is weighted heavily toward checking and saving accounts that fund 48.8% of assets at March 31, 2003. Time deposits fund 31.2% of assets, but very few of these deposits are in accounts of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) significantly increased from 7.13% at March 31, 2002 to 8.53% at March 31, 2003 as a result of the Company's strong earnings. With respect to regulatory capital, at March 31, 2003, the Company's Leverage Ratio is 8.75%, the Tier I Capital ratio is 10.24%, and the Total risk-based Capital ratio is 13.68%. These regulatory capital ratios are significantly above levels required to be considered "well capitalized", which is the highest possible regulatory designation.

During March of 2003, the Board approved a 33% increase in the quarterly cash dividend to 20 cents per share payable April 30, 2003 to shareholders of record as of April 16, 2003, thereby restoring cash dividends to their highest historic levels. The Board also approved payment of current dividends on the Company's 9.15% Capital Securities issued by the Company's wholly owned subsidiary, City Holding Capital Trust I, payable on April 1, 2003 to shareholders of record March 15, 2003 and approved payment of current dividends on the 9.125% Capital Securities issued by the Company's wholly-owned subsidiary, City Holding Capital Trust II payable April 30, 2003 to shareholders of record as of April 15, 2003.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (7) the Company may be unable to maintain or improve upon current levels of expense associated with managing its business; (8) rulings affecting, among other things, the Company's and its banking subsidiaries' regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (9) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; (12) the planned purchase of Trust I and Trust II Capital Securities and the common stock may not occur or may not have the effects anticipated; and (13) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

=========================================================================================================
                                                                 Three Months Ended
                                                              March 31        March 31     Percent
                                                                2003            2002        Change
                                                              -------------------------------------------
Earnings ($000s, except per share data):
  Net Interest Income (FTE)                                    $21,522        $22,017       (2.25)%
  Net Income                                                     9,352          6,408       45.94%
  Earnings per Basic Share                                        0.56           0.38       47.37%
  Earnings per Diluted Share                                      0.55           0.38       44.74%

=========================================================================================================

Key Ratios (percent):
  Return on Average Assets                                        1.89%          1.22%      54.92%
  Return on Average Equity                                       22.13%         17.05%      29.79%
  Net Interest Margin                                             4.71%          4.52%       4.20%
  Efficiency Ratio                                               53.38%         63.91%     (16.48)%
  Average Shareholders' Equity to Average Assets                  8.53%          7.13%      19.64%

Risk-Based Capital Ratios (a), (b):
  Tier I                                                         10.24%          8.92%      14.80%
  Total                                                          13.68%         12.73%       7.46%

==========================================================================================================

Common Stock Data:
  Cash Dividends Declared per Share                            $  0.20        $    -          N/A
  Book Value per Share                                           10.10           8.92       13.23%
  Market Value per Share:
    High                                                         28.99          16.05       80.62%
    Low                                                          25.50          12.04      111.79%
    End of Period                                                27.37          15.35       78.31%

Price/Earnings Ratio (c)                                         12.22          10.10       20.99%

(a)  March 31, 2003 risk-based capital ratios are estimated.
(b) Effective September 30, 2002, the Company implemented new regulatory capital requirements related to the Company's investment in retained interests in securitized mortgages. The March 31, 2002 capital ratios reported in the table above have been modified to reflect the impact of new regulatory guidelines as if the new guidelines had been implemented in March 2002.
(c) March 31, 2003 price/earnings ratio computed based on annualized first quarter 2003 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

====================================================================================================================================

Book Value and Market Price Range per Share

                                                                                                               Market Price
                                                  Book Value per Share                                        Range per Share
                         March 31            June 30         September 30          December 31           Low                  High
                       -------------------------------------------------------------------------------------------------------------
1998 (a)                  $17.18             $18.72             $18.56                $13.09            $30.00                $51.00
1999                       13.07              12.85              12.80                 11.77             12.50                 32.75
2000                       11.76              11.72              11.72                  9.68              4.88                 16.19
2001                        8.82               8.70               8.37                  8.67              5.13                 14.64
2002                        8.92               9.40               9.64                  9.93             12.04                 30.20
2003                       10.10                  -                  -                     -             25.50                 28.99

====================================================================================================================================

Earnings per Basic Share

                                                            Quarter Ended
                         March 31            June 30         September 30           December 31      Year-to-Date
                       -------------------------------------------------------------------------------------------------------------
1998 (a)                  $ 0.48             $ 0.49             $ 0.56                $(0.89)           $ 0.31
1999                        0.31               0.42               0.14                 (0.49)             0.37
2000                        0.24               0.02              (0.05)                (2.47)            (2.27)
2001                       (0.34)             (1.19)             (0.46)                 0.45             (1.54)
2002                        0.38               0.45               0.53                  0.56              1.93
2003                        0.56                  -                  -                     -              0.56

====================================================================================================================================

Earnings per Diluted Share

                                                            Quarter Ended
                         March 31            June 30         September 30           December 31      Year-to-Date
                       -------------------------------------------------------------------------------------------------------------
1998 (a)                  $ 0.48             $ 0.49             $ 0.56                $(0.89)           $ 0.31
1999                        0.31               0.42               0.14                 (0.49)             0.37
2000                        0.24               0.02              (0.05)                (2.47)            (2.27)
2001                       (0.34)             (1.19)             (0.46)                 0.45             (1.54)
2002                        0.38               0.45               0.52                  0.55              1.90
2003                        0.55                  -                  -                     -              0.55

====================================================================================================================================

(a) Book value and per share amounts reported through September 30, 1998 are as previously reported by City Holding Company and have not been restated to include the operations of Horizon Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)


                                                                       Three Months Ended March 31
                                                                        2003                    2002
                                                                    ------------------------------------
Interest Income
  Interest and fees on loans                                        $     20,302           $      25,573
  Interest on investment securities:
    Taxable                                                                5,213                   4,585
    Tax-exempt                                                               571                     731
  Interest on retained interests                                           3,523                   2,806
  Interest on federal funds sold                                              90                     186
                                                                    ------------------------------------
    Total Interest Income                                                 29,699                  33,881

Interest Expense
  Interest on deposits                                                     5,767                   8,978
  Interest on short-term borrowings                                          434                     616
  Interest on long-term debt                                                 278                     546
  Interest on trust preferred securities                                   2,006                   2,118
                                                                    ------------------------------------
    Total Interest Expense                                                 8,485                  12,258
                                                                    ------------------------------------
    Net Interest Income                                                   21,214                  21,623
Provision for loan losses                                                      -                     900
                                                                    ------------------------------------
    Net Interest Income After Provision for Loan Losses                   21,214                  20,723

Non-Interest Income
  Investment securities gains                                                353                     232
  Service charges                                                          6,081                   4,629
  Insurance commissions                                                      762                     505
  Trust fee income                                                           348                     316
  Mortgage banking income                                                    168                     186
  Other income                                                             1,273                   1,146
                                                                    ------------------------------------
    Total Non-Interest Income                                              8,985                   7,014

Non-Interest Expense
  Salaries and employee benefits                                           7,738                   8,638
  Occupancy and equipment                                                  1,545                   1,628
  Depreciation                                                             1,187                   1,597
  Professional fees and litigation expense                                   837                     640
  Postage, delivery, and statement mailings                                  780                     834
  Advertising                                                                650                     643
  Telecommunications                                                         405                     689
  Insurance and regulatory                                                   325                     527
  Office supplies                                                            435                     337
  Repossessed asset losses and expenses                                     (191)                    347
  Other expenses                                                           2,296                   2,292
                                                                    ------------------------------------
    Total Non-Interest Expense                                            16,007                  18,172
                                                                    ------------------------------------
    Income Before Income Taxes                                            14,192                   9,565
Income Tax Expense                                                         4,840                   3,157
                                                                    ------------------------------------
    Net Income                                                      $      9,352           $       6,408
                                                                    ====================================

Basic Earnings per Share                                            $       0.56           $        0.38
Diluted Earnings per Share                                          $       0.55           $        0.38
Average Common Shares Outstanding:
    Basic                                                                 16,638                  16,888
    Diluted                                                               16,955                  17,016

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)


                                                                                 Three Months Ended
                                                                      March 31, 2003      March 31, 2002
                                                                     -----------------------------------
Balance at January 1                                                 $       165,393     $       146,349

  Net income                                                                   9,352               6,408
  Other comprehensive income:
    Change in unrealized gain on securities available-for-sale                (1,058)             (2,050)
  Cash dividends declared ($0.20/share)                                       (3,327)                  -
  Exercise of 79,082 stock options                                               775                   -
  Purchase of 118,300 common shares for treasury                              (3,258)                  -
                                                                     -----------------------------------
Balance at March 31                                                  $       167,877     $       150,707
                                                                     ===================================

========================================================================================================


CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

                                                                Quarter Ended
                                      March 31      Dec. 31       Sept. 30      June 30       March 31
                                        2003          2002          2002         2002           2002
                                     -----------------------------------------------------------------
Interest income                      $  29,699     $  30,616     $  31,701     $  32,767     $  33,881
Taxable equivalent adjustment              308           341           351           368           394
                                     -----------------------------------------------------------------
Interest income (FTE)                   30,007        30,957        32,052        33,135        34,275
Interest expense                         8,485         9,465         9,689        10,887        12,258
                                     -----------------------------------------------------------------
Net interest income                     21,522        21,492        22,363        22,248        22,017
Provision for loan losses                    -             -             -           900           900
                                     -----------------------------------------------------------------
Net interest income after provision
   for loan losses                      21,522        21,492        22,363        21,348        21,117

Noninterest income                       8,985         9,555         8,839         8,696         7,014
Noninterest expense                     16,007        16,486        17,257        17,874        18,172

                                     -----------------------------------------------------------------
Income before income taxes              14,500        14,561        13,945        12,170         9,959
Income tax expense                       4,840         4,812         4,622         4,131         3,157
Taxable equivalent adjustment              308           341           351           368           394
                                     -----------------------------------------------------------------
Net income                           $   9,352     $   9,408     $   8,972     $   7,671     $   6,408
                                     =================================================================

======================================================================================================

Basic earnings per share             $    0.56     $    0.56     $    0.53     $    0.45     $    0.38
Diluted earnings per share                0.55          0.55          0.52          0.45          0.38
Cash dividends declared per share         0.20          0.15          0.15          0.15             -

======================================================================================================

Average Common Share (000s):
  Outstanding                           16,638        16,652        16,804        16,892        16,888
  Diluted                               16,955        16,999        17,140        17,133        17,016

Net Interest Margin                       4.71%         4.68%         4.83%         4.67%         4.52%

======================================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

                                                               Quarter Ended
                                             March 31      Dec. 31       Sept. 30      June 30        March 31
                                               2003          2002          2002          2002           2002
                                            ------------------------------------------------------------------
Non-Interest Income:
  Service charges                           $   6,081     $   6,790     $   6,313     $   5,768      $   4,629
  Insurance commissions                           762           411           436           532            505
  Trust fee income                                348           345           319           354            316
  Mortgage banking income                         168           233           248           189            186
  Other income                                  1,273         1,110         1,200         1,615          1,146
                                            ------------------------------------------------------------------
    Subtotal                                    8,632         8,889         8,516         8,458          6,782
  Investment security gains                       353           666           323           238            232
                                            ------------------------------------------------------------------
Total Non-Interest Income                   $   8,985     $   9,555     $   8,839     $   8,696      $   7,014
                                            ==================================================================

Non-Interest Expense:
  Salaries and employee benefits            $   7,738     $   7,631     $   7,651     $   7,995      $   8,638
  Occupancy and equipment                       1,545         1,679         1,710         1,638          1,628
  Depreciation                                  1,187         1,288         1,367         1,497          1,597
  Professional fees and litigation expense        837           702           782           733            640
  Postage, delivery, and statement mailings       780           718           873           767            834
  Advertising                                     650           646           580           699            643
  Telecommunications                              405           565           536           614            689
  Insurance and regulatory                        325           189           450           490            527
  Office supplies                                 435           468           347           405            337
  Repossessed asset losses and expenses          (191)           (3)           25           295            347
  Other expenses                                2,296         2,603         2,936         2,741          2,292
                                            ------------------------------------------------------------------
Total Non-Interest Expense                  $  16,007     $  16,486     $  17,257     $  17,874      $  18,172
                                            ==================================================================


==============================================================================================================

Employees (Full Time Equivalent)                  722           737           743           748            759
Branch Locations                                   55            55            55            55             55

==============================================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

                                                                                         March 31       December 31
                                                                                           2003             2002
                                                                                      ------------------------------
                                                                                       (Unaudited)
Assets
Cash and due from banks                                                               $     69,187      $    109,318
Federal funds sold                                                                               -            20,000
                                                                                      ------------------------------
   Cash and cash equivalents                                                                69,187           129,318
Investment securities available-for-sale, at fair value                                    488,946           445,384
Investment securities held-to-maturity, at amortized cost                                   69,166            72,410
                                                                                      ------------------------------
   Total investment securities                                                             558,112           517,794

Securities purchased under agreement to resell                                                   -            27,202
Loans:
 Residential real estate                                                                   463,813           471,806
 Home equity                                                                               232,048           210,753
 Commercial real estate                                                                    288,724           273,904
 Other commercial                                                                           88,824            95,323
 Loans to depository institutions                                                                -            20,000
 Installment                                                                                53,488            64,181
 Indirect                                                                                   41,475            48,709
 Credit card                                                                                18,780            19,715
                                                                                      ------------------------------
   Gross Loans                                                                           1,187,152         1,204,391
 Allowance for loan losses                                                                 (28,910)          (28,504)
                                                                                      ------------------------------
   Net loans                                                                             1,158,242         1,175,887
 Retained interests                                                                         82,346            80,923
 Premises and equipment                                                                     36,736            37,802
 Accrued interest receivable                                                                11,102            11,265
 Net deferred tax assets                                                                    35,748            35,895
 Other assets                                                                               33,418            31,825
                                                                                      ------------------------------
   Total Assets                                                                       $  1,984,891      $  2,047,911
                                                                                      ==============================
Liabilities
Deposits:
 Noninterest-bearing                                                                  $    293,062      $    281,290
 Interest-bearing:
   Demand deposits                                                                         383,335           377,165
   Savings deposits                                                                        292,668           286,198
   Time deposits                                                                           620,282           619,927
                                                                                      ------------------------------
     Total deposits                                                                      1,589,347         1,564,580
Federal funds purchased and securities sold under agreement to repurchase                   84,330           146,937
Securities sold, not yet purchased                                                               -            26,284
Long-term debt                                                                              25,000            25,000
Corporation-obligated mandatorily redeemable capital securities of subsidiary
 trusts holding solely subordinated debentures of City Holding Company                      87,500            87,500
Other liabilities                                                                           30,837            32,217
                                                                                      ------------------------------
   Total Liabilities                                                                     1,817,014         1,882,518

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued                 -                 -
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
 16,919,248 shares issued and outstanding at March 31, 2003 and December 31, 2002,
 including 300,781 and 261,563 shares in treasury                                           42,298            42,298
Capital surplus                                                                             57,653            59,029
Retained earnings                                                                           72,101            66,076
Cost of common stock in treasury                                                            (7,533)           (6,426)
Accumulated other comprehensive income:
 Unrealized gain on securities available-for-sale                                            4,902             5,960
 Underfunded pension liability                                                              (1,544)           (1,544)
                                                                                      ------------------------------
   Total Accumulated Other Comprehensive Income                                              3,358             4,416
                                                                                      ------------------------------
   Total Stockholders' Equity                                                              167,877           165,393
                                                                                      ------------------------------
   Total Liabilities and Stockholders' Equity                                         $  1,984,891      $  2,047,911
                                                                                      ==============================

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

                                          March 31         Dec. 31           Sept. 30         June 30          March 31
                                            2003            2002               2002             2002             2002
                                       ----------------------------------------------------------------------------------
Residential real estate                $    463,813     $    471,806      $    486,566     $    522,016      $    573,757
Home equity                                 232,048          210,753           185,084          157,577           125,753
Commercial real estate                      288,724          273,904           262,824          251,347           259,840
Other commercial                             88,824           95,323           109,068          110,468           127,538
Loans to depository institutions                  -           20,000            35,000                -                 -
Installment                                  53,488           64,181            75,047           89,117           106,872
Indirect                                     41,475           48,709            56,425           65,634            75,619
Credit card                                  18,780           19,715            19,081           18,285            17,424
                                       ----------------------------------------------------------------------------------
  Gross Loans                          $  1,187,152     $  1,204,391      $  1,229,095     $  1,214,444      $  1,286,803
                                       ==================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)


                                                                                  Three Months Ended March 31,
                                                                        2003                                   2002
                                                          Average                   Yield/     Average                     Yield/
                                                          Balance     Interest       Rate      Balance       Interest       Rate
                                                        -------------------------------------------------------------------------
Assets:
Total loans                                             $ 1,196,048   $ 20,302       6.79%   $ 1,343,307     $ 25,573       7.61%
Loans held for sale                                               -          -          -              -            -          -
Securities:
   Taxable                                                  489,836      5,213       4.26%       426,535        4,585       4.30%
   Tax-exempt                                                47,557        879       7.39%        58,527        1,125       7.69%
                                                        -------------------------------------------------------------------------
      Total securities                                      537,393      6,092       4.53%       485,062        5,710       4.71%
Retained interest in securitized loans                       81,293      3,523      17.33%        72,224        2,806      15.54%
Federal funds sold                                           13,725         90       2.62%        47,730          186       1.56%
                                                        -------------------------------------------------------------------------
      Total interest-earning assets                       1,828,459     30,007       6.56%     1,948,323       34,275       7.04%
Cash and due from banks                                      66,148                               60,105
Bank premises and equipment                                  37,417                               42,523
Other assets                                                 78,887                              104,784
   Less:  Allowance for loan losses                         (29,115)                             (47,453)
                                                        -------------------------------------------------------------------------
      Total assets                                      $ 1,981,796                          $ 2,108,282
                                                        =========================================================================

Liabilities:

Interest-bearing demand deposits                        $   376,488   $    520       0.55%   $   383,421     $    554       0.58%
Savings deposits                                            288,269        451       0.63%       296,336          895       1.21%
Time deposits                                               620,440      4,796       3.09%       732,138        7,529       4.11%
Short-term borrowings                                       107,664        434       1.61%       113,185          616       2.18%
Long-term debt                                               25,000        278       4.45%        37,148          546       5.88%
Trust preferred securities                                   87,500      2,006       9.17%        87,500        2,118       9.68%
                                                        -------------------------------------------------------------------------
   Total interest-bearing liabilities                     1,505,361      8,485       2.25%     1,649,728       12,258       2.97%
Noninterest-bearings demand deposits                        277,766                              272,499
Other liabilities                                            29,630                               35,739
Stockholders' equity                                        169,039                              150,316
                                                        -------------------------------------------------------------------------
   Total liabilities and stockholders' equity           $ 1,981,796                          $ 2,108,282
                                                        =========================================================================
    Net interest income                                               $ 21,522                               $ 22,017
                                                        =========================================================================
    Net yield on earning assets                                                      4.71%                                  4.52%
                                                        =========================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

                                                            March 31          Dec. 31        Sept. 30      June 30        March 31
                                                            2003 (a)           2002            2002        2002 (b)       2002 (b)
                                                           ------------------------------------------------------------------------
Tier I Capital:
   Stockholders' equity                                    $  167,877       $   165,393    $   160,705   $   158,828    $   150,707
   Goodwill and other intangibles                              (6,652)           (6,730)        (6,808)       (6,885)        (6,963)
   Accumulated other comprehensive income                      (3,358)           (4,416)        (6,077)       (4,638)        (1,877)
   Qualifying trust preferred stock                            54,840            53,659         51,543        51,397         49,610
   Excess retained interests                                  (29,169)          (28,946)       (30,000)      (27,255)       (26,192)
   Excess deferred tax assets                                 (14,477)          (15,104)       (11,102)      (14,766)       (23,032)
                                                           ------------------------------------------------------------------------
Total tier I capital                                       $  169,061       $   163,856    $   158,261   $   156,681    $   142,253
                                                           ========================================================================

===================================================================================================================================

Total Risk-Based Capital:
   Tier I capital                                          $  169,061       $   163,856    $   158,261   $   156,681    $   142,253
   Qualifying allowance for loan losses                        24,146            24,068         23,477        22,910         22,909
   Qualifying trust preferred stock                            32,660            33,841         35,957        36,103         37,890
                                                           ------------------------------------------------------------------------
Total risk-based capital                                   $  225,867       $   221,765    $   217,695   $   215,694    $   203,052
                                                           ========================================================================

Net risk-weighted assets                                   $1,650,902       $ 1,660,489    $ 1,621,129   $ 1,567,809    $ 1,595,626

===================================================================================================================================

Ratios:
   Average stockholders' equity to average assets                8.53%            8.30%           8.05%         7.51%          7.13%
   Risk-based capital ratios:
     Tier I capital                                             10.24%            9.87%           9.76%         9.99%          8.92%
     Total risk-based capital                                   13.68%           13.36%          13.43%        13.76%         12.73%
     Leverage capital                                            8.75%            8.49%           8.08%         7.73%          6.93%

(a)  March 31, 2003 risk-based capital ratios are estimated.
(b)  Effective September 30, 2002, the Company implemented new regulatory capital requirements related to the Bank's investment in retained interests in securitized mortgages. Each of the prior periods in the table above have been modified to reflect the impact of the new regulatory guidelines as if the new guidelines had been implemented in March 2002.

====================================================================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

                                                                                As of and for the Quarter Ended
                                                            March 31          Dec. 31        Sept. 30      June 30       March 31
                                                              2003             2002            2002          2002           2002
                                                           -------------------------------------------------------------------------
Intangibles, net                                           $    6,652       $    6,730      $    6,808   $     6,885    $     6,963
Intangibles amortization expense                                   78               78              77            78             78
====================================================================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

                                                                                    Quarter Ended
                                                     March 31          Dec. 31         Sept. 30          June 30        March 31
                                                       2003             2002             2002             2002            2002
                                                  ----------------------------------------------------------------------------------
Balance at beginning of period                     $     28,504     $     28,623     $     28,023     $     37,779    $     48,635
Charge-offs:
  Commercial                                                532              565            1,722            8,925           7,851
  Real estate - mortgage                                    594              421              212            3,222           3,505
  Installment                                             1,007            1,187            1,204            1,156           1,267
                                                  ----------------------------------------------------------------------------------
    Total charge-offs                                     2,133            2,173            3,138           13,303          12,623

Recoveries:
  Commercial                                                929              490            2,703            2,129             349
  Real estate - mortgage                                  1,178            1,140              525               92              92
  Installment                                               432              424              510              426             426
                                                  ----------------------------------------------------------------------------------
    Total recoveries                                      2,539            2,054            3,738            2,647             867

                                                  ----------------------------------------------------------------------------------
    Net (recoveries) charge-offs                           (406)             119             (600)          10,656          11,756
Provision for loan losses                                     -                -                -              900             900

                                                  ----------------------------------------------------------------------------------
Balance at end of period                           $     28,910     $     28,504     $     28,623     $     28,023    $     37,779
                                                  ==================================================================================

Loans outstanding                                  $  1,187,152     $  1,204,391     $  1,229,095     $  1,214,444    $  1,286,803
                                                  ==================================================================================
Average loans outstanding                             1,196,048        1,215,757        1,213,295        1,253,098       1,343,307
                                                  ==================================================================================
Allowance as a percent of loans outstanding                2.44%            2.37%            2.36%            2.31%           2.94%
                                                  ==================================================================================
Allowance as a percent of non-performing loans             1057%             948%            1119%            1729%            243%
                                                  ==================================================================================
Net (recoveries) charge-offs (annualized) as a
    percent of average loans outstanding                  (0.14)%           0.04%           (0.20)%           3.40%           3.50%
                                                  ==================================================================================

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

                                                     March 31         Dec. 31          Sept. 30          June 30        March 31
                                                       2003             2002             2002              2002           2002
                                                  ----------------------------------------------------------------------------------
Nonaccrual loans                                   $      2,148    $      2,126      $      1,511     $        626    $     14,542
Accruing loans past due 90 days or more                     588             880             1,046              995           1,000
Restructured loans                                            -               -                 -                -               -
                                                  ----------------------------------------------------------------------------------
    Total non-performing loans                            2,736           3,006             2,557            1,621          15,542
Other real estate owned                                     387             403             1,079            1,681           2,295
                                                  ----------------------------------------------------------------------------------
    Total non-performing assets                    $      3,123    $      3,409      $      3,636     $      3,302    $     17,837
                                                  ==================================================================================

Non-performing assets as a percent of loans and
    other real estate owned                                0.26%           0.28%             0.30%            0.27%           1.38%

====================================================================================================================================